Exhibit 10.2.1

SECOND AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Second Amendment”) is made effective as of the 1st day of January 2012, by and between OLD LINE BANK, a Maryland-chartered commercial bank (the “Bank” or “Employer”) and JAMES W. CORNELSEN (the “Employee”).  This Second Amendment amends in certain respects that certain Executive Employment Agreement dated January 28, 2011, between the Bank and Employee as amended by that certain First Amendment to Executive Employment Agreement dated as of January 1, 2012 (collectively the “Original Agreement”).

1.	Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Agreement.

2.	Amendments. The Original Agreement is hereby amended as follows:

a.	The following sentence is hereby added to the end of Section 3.1 of the Original Agreement:

“As of January 1, 2012, the Board extended the Term for one additional year such that, as of such date, the Term was to expire as of March 30, 2016.”

All of the provisions of the Original Agreement are incorporated herein by reference and shall remain and continue in full force and effect as amended by this Second Amendment.

3.
Counterparts.  The Second Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment, under seal, as of April 30, 2012, effective as of January 1, 2012.

WITNESS/ATTEST:	OLD LINE BANK

/s/Cathy A. Coughlin	By:/s/ Charles A. Bongar, Jr. (SEAL)
Name: Charles A. Bongar, Jr.
Title: Chairman of Compensation Committee

WITNESS:

/s/ Christine M. Rush	/s/James W. Cornelsen (SEAL)
JAMES W. CORNELSEN